Exhibit 99.1

SOC Telemed Closes Business Combination and Will Begin Trading on the Nasdaq Stock Exchange

Reston, VA — October 30, 2020 — SOC Telemed, Inc. (“SOC”), one of the largest national providers of acute care telemedicine, today announced that it has completed its previously announced business combination with Healthcare Merger Corp. (“HCMC”) (NASDAQ: HCCO), a special purpose acquisition company. The business combination was approved at a special meeting of HCMC’s stockholders on October 30, 2020 and closed on October 30, 2020. The shares of Class A common stock and warrants to purchase shares of Class A common stock of SOC Telemed are expected to begin trading on the Nasdaq on November 2, 2020, under the symbol “TLMD” and “TLMDW,” respectively.

SOC Telemed is now led by John Kalix, Chief Executive Officer, and Hai Tran, Chief Operating Officer and Chief Financial Officer. Steve Shulman, the former Chief Executive Officer and a director of HCMC, is now the Chairman of the SOC Telemed board of directors.

“Today marks an important milestone for SOC Telemed in our pursuit of delivering rapid access to virtual specialty care when patients are at their most vulnerable,” said John Kalix, Chief Executive Officer of SOC Telemed. “Virtual care is a critical component of today’s healthcare industry and SOC Telemed is well positioned to accelerate its penetration of the broad and fast-growing acute telemedicine market. I am confident in our ability to expand and benefit from the trends that are driving rapid adoption of telemedicine.”

Steve Shulman, Chairman of the SOC Telemed board of directors weighed in on the team that supported today’s business combination: “It is important to acknowledge the leadership and counsel over the past year of our interim CEO, Paul Ricci who helped guide us through the months leading up to today’s closing.”

“Today marks a tremendous opportunity for the SOC Telemed team and the future of virtual care,” said Paul Ricci who served as interim CEO during the period of time that led up to the proposed business combination. He continued, “With its solid technology platform, an enhanced leadership team and now rapid access to capital, SOC Telemed is ready to serve the continued demand for acute telemedicine.”

Credit Suisse served as financial advisor to SOC and acted as placement agent on the private offering.  Baird and William Blair served as capital markets advisors to SOC.  H2C Securities served as placement agent on the private placement with strategic healthcare systems. Orrick Herrington & Sutcliffe LLP served as legal counsel to SOC. MTS Health Partners, L.P. served as financial advisor and Weil, Gotshal & Manges LLP and Ellenoff Grossman & Schole LLP served as legal counsel to HCMC. Cantor Fitzgerald & Co. served as capital markets advisor to HCMC.

About SOC

SOC Telemed (SOC) is the largest national provider of telemedicine technology and solutions to hospitals, health systems, post-acute providers, physician networks, and value-based care organizations. Built on proven and scalable infrastructure as an enterprise-wide solution, SOC’s technology platform, Telemed IQ, rapidly deploys and seamlessly optimizes telemedicine programs across the continuum of care. SOC provides a supportive and dedicated partner presence, virtually delivering patient care through teleNeurology, telePsychiatry and teleICU, enabling healthcare organizations to build sustainable telemedicine programs in any clinical specialty. SOC enables organizations to enrich their care models and touch more lives by supplying healthcare teams with industry-leading solutions that drive improved clinical care, patient outcomes, and organizational health. The company was the first provider of acute clinical telemedicine services to earn The Joint Commission’s Gold Seal of Approval and has maintained that accreditation every year since inception. For more information, visit www.soctelemed.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “potential,” “predict,” “project,” “forecast,” “intend,” “may,” “should,” “would,” “will,” “expect,” “continue,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements about market trends and SOC Telemed’s ability to address its opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of SOC Telemed’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of SOC Telemed. These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks related to SOC Telemed’s business, adoption of its software platform and other matters; the effects of competition on SOC Telemed’s future business; the potential adverse effects of the ongoing global COVID-19 pandemic on capital markets, general economic conditions, unemployment and SOC Telemed’s liquidity, operations and personnel; and those factors discussed in the HCMC’s registration statement on Form S-4 (No. 333-248097) under the heading “Risk Factors,” filed with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. SOC Telemed does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media Relations:
Lauren Shankman
Trevelino/Keller
lshankman@trevelinokeller.com

Investor Relations:
Bob East or Jordan Kohnstam
Westwicke, an ICR company
SOCIR@westwicke.com
(443) 213-0500